Exhibit 99.1

OptimizeRx to Host Online Session with Clinical Leaders at Microsoft, Massachusetts General Hospital and BD

Session to Focus on Sharing Ideas for Healthcare Organizations Trying to Navigate the Coronavirus Pandemic

ROCHESTER, Mich. – March 18, 2020 – OptimizeRx Corp. (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies and payers, will host an online discussion on how to navigate the Coronavirus (COVID-19) pandemic with clinical leaders at Microsoft, Massachusetts General Hospital and from the global medical technology company, BD.

The conversation is part of OptimizeRx’s initiative to facilitate industry collaboration to help stop the spread of the virus.

The panel will be moderated by Rebecca Love, MSN, RN and VP of customer strategy and engagement for OptimizeRx. She will be joined by Molly McCarthy MBA, BSN, Microsoft’s national director for U.S. Health and chief nursing officer; Kelly Robke MBA, MS, RN, VP of clinical thought leadership at BD; and Hiyam Nadel MBA, BSN, director of the Center of Innovations in Care Delivery at Massachusetts General Hospital.

Topic: Learning Together: Navigating the COVID-19 Pandemic

This webinar is designed to share the knowledge, insight and expertise of these leading nurse executives as they navigate the COVID-19 pandemic. Connected by their nursing backgrounds and representing three different healthcare verticals (hospitals, healthcare technology and medical devices), this unique panel will provide a valuable opportunity for participants to learn and engage.

Date: Thursday, March 19

Time: 3:00 p.m. ET

The webinar is free and open to anyone in the industry and will provide an opportunity to communicate directly with the panelists. Over the coming weeks, OptimizeRx plans to host a series of crucial conversations connecting various healthcare stakeholders to drive innovation, collaboration and education.

Register today at www.optimizerx.com/webinars.

For more information about OptimizeRx’s webinar sessions, contact media relations at (754) 245-7070 or malejandra@optimizerx.com.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest digital platform connecting life sciences to the point-of-care, OptimizeRx provides a direct channel for pharma companies, payers, medtech, and medical associations to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform and digital therapeutics SaaS platform.

For more information, follow the company on Twitter, LinkedIn or visit www.OptimizeRx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team